Exhibit 24.1

GLOBALSANTAFE CORPORATION

POWER OF ATTORNEY

WHEREAS, GLOBALSANTAFE CORPORATION, a Caymans Islands company (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), one or more Registration Statements on Form S-3, including in each case a prospectus, with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to any such Registration Statement (each such Registration Statement, a “Registration Statement”), in connection with the Company’s proposal to register securities with an aggregate initial offering price of up to $2,000,000,000, including, without limitation, (1) ordinary shares, par value $0.01 per share of the Company (“Ordinary Shares”); (2) preference shares of the Company (“Preference Shares”); (3) senior debt securities; (4) subordinated debt securities; (5) warrants or other securities convertible into or exchangeable for other equity or debt securities of the Company or third parties; (6) depositary shares representing Preference Shares (or fractional Preference Shares); (7) contracts that would obligate the holders thereof to purchase from the Company, and the Company to sell to the holders, a specified number of Ordinary or Preference Shares or debt securities at a future date (“Securities Purchase Contracts”); and (8) units consisting of Securities Purchase Contracts and debt securities of the Company or third parties.

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint JAMES L. MCCULLOCH, ALEXANDER A. KREZEL, WALTER A. BAKER and MARGARET C. FITZGERALD, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, each Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument effective August 2, 2005.

/s/ JON A. MARSHALL	/s/ EDWARD R. MULLER
Jon A. Marshall	Edward R. Muller

/s/ W. MATT RALLS	/s/ PAUL J. POWERS
W. Matt Ralls	Paul J. Powers

/s/ MICHAEL R. DAWSON	/s/ MAHA A. R. RAZZUQI
Michael R. Dawson	Maha A. R. Razzuqi

/s/ ROBERT E. ROSE	/s/ STEPHEN J. SOLARZ
Robert E. Rose	Stephen J. Solarz

/s/ FERDINAND A. BERGER	/s/ CARROLL W. SUGGS
Ferdinand A. Berger	Carroll W. Suggs

/s/ THOMAS W. CASON	/s/ NADER H. SULTAN
Thomas W. Cason	Nader H. Sultan

/s/ RICHARD L. GEORGE	/s/ JOHN L. WHITMIRE
Richard L. George	John L. Whitmire

/s/ C. RUSSELL LUIGS	/s/ ROBERT L. HERRIN
C. Russell Luigs	Robert L. Herrin